UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2026

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 S. River Drive, Suite 370
Tempe, Arizona		85288
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2026, Amtech Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell in an underwritten public offering (the “Offering”) an aggregate of 2,926,829 shares of its common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $20.50 per share for aggregate gross proceeds of approximately $60 million, less underwriting discounts and commissions and offering expenses. The Offering closed on June 3, 2026 (the “Closing Date”).

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-294296) previously filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2026, which was declared effective on March 23, 2026, and a registration statement on Form S-3MEF (Registration No. 333-296410) filed with the SEC on June 1, 2026, which became automatically effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). A final prospectus related to the Offering dated June 1, 2026, was filed with the SEC on June 3, 2026, pursuant to Rule 424(b)(5) under the Securities Act. This Current Report on Form 8-K (“Current Report”) does not constitute an offer to sell or a solicitation of an offer to buy any securities.

Pursuant to the Underwriting Agreement, the Company agreed to a “lock-up” period of sixty (60) days after the Closing Date with respect to sales of specified securities and agreed not to file or confidentially submit any registration statement with respect to any such securities within such period, subject to certain exceptions, without the prior written consent of the Underwriter. In addition, the Company’s directors and officers have each entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of sixty (60) days after the Closing Date, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the Company’s securities, subject to certain exceptions, without the prior written consent of the Underwriter.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing is only a brief description of the terms of the Underwriting Agreement and the lock-up agreements, does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement and the form of lock-up agreement attached as Exhibit A thereto, which is filed as Exhibit 1.1 to this Current Report.

The legal opinion, including the related consent, of DLA Piper LLP (US) relating to the issuance and sale of the shares of Common Stock in the Offering is filed as Exhibits 5.1 and 23.1 to this Current Report, respectively.

Item 8.01 Other Events.

On June 1, 2026, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

On June 1, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

On June 3, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached to this Current Report as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 1, 2026, by and between Amtech Systems, Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC
5.1	Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
99.1	Commencement Press Release dated June 1, 2026
99.2	Pricing Press Release dated June 1, 2026

99.3	Closing Press Release dated June 3, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	June 3, 2026	By:	/s/ Robert C. Daigle
Name: Robert C. Daigle Title: Chief Executive Officer